SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: June 13, 2003
Date of earliest event reported: June 10, 2003

ICN PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation )	1-11397 (Commission File Number)	33-0628076 (I.R.S. Employer Identification Number)

3300 Hyland Avenue
Costa Mesa, California 92626

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 545-0100

Item 5. Other Events.

     On June 10, 2003, ICN Pharmaceuticals, Inc., a Delaware corporation (“ICN”), issued a press release announcing the commencement of a tender offer to acquire all of the outstanding shares of common stock, par value $.01 per share, of Ribapharm Inc., a Delaware corporation (“Ribapharm”), not owned by ICN or its subsidiaries, at a purchase price of $5.60 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 10, 2003 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal”) (which, as amended or supplemented from time to time, together constitute the “Offer”). A copy of the press release is filed herewith and incorporated herein by reference as Exhibit 99.1.

     A Tender Offer Statement on Schedule TO (the “Schedule TO”), to which the Offer to Purchaser, Letter of Transmittal and certain other materials are attached as exhibits, was filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2003, and is available under Ribapharm’s filings on the SEC’s website (http://www.sec.gov). The Schedule TO (including the exhibits thereto) contains information concerning the Offer as well as certain information with respect to ICN and Ribapharm, including financial forecasts.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by ICN on June 10, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated: June 13, 2003

ICN PHARMACEUTICALS, INC.

By:	/s/ Gregory Keever

Name: Gregory Keever Title: Executive Vice President and Special Counsel to the Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ICN on June 10, 2003.